UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2016

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA		92101
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (619) 696-2000

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 7, 2016, Sempra Energy (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 1.625% Notes due 2019 (the “Notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $500,000) for the Notes was 99.448% of the aggregate principal amount of the Notes. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-198572). The Notes will mature on October 7, 2019. Interest on the Notes accrues from October 7, 2016 and is payable semi-annually in arrears on April 7 and October 7 of each year, beginning on April 7, 2017. The Notes will be redeemable prior to maturity, at the Company’s option, at the applicable redemption prices and under the circumstances described in the form of Notes, which form is attached hereto in Exhibit 4.1. Further information regarding the sale of the Notes is contained in the underwriting agreement, dated October 4, 2016, which is attached hereto as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 4, 2016, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 1.625% Note due 2019.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY Date: October 7, 2016

By:	/s/ Trevor I. Mihalik

Name:	Trevor I. Mihalik
Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 4, 2016, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 1.625% Note due 2019.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in the opinion filed as Exhibit 5.1 hereto).